#90BATMAN

'90 NES BATMAN: THE VIDEO GAME

THIS INITIAL OFFERING IS COMING SOON!


BATMAN

CURRENT VALUE: $59,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#90BATMAN

'90 NES BATMAN: THE VIDEO GAME

FINANCIALS

Initial Offering Share Price	$5.90
Number of Shares	10,000
Initial Offering Market Cap.	$59,000
Storage Location	Rally

ASSET SPECIFICATIONS

Game	Batman: The Video Game
System	NES
Manufacturer	Sunsoft
Production Year	1990
Box Variant	Rev-A, Oval SOQ TM
Rarity	1 of 2 (Wata 9.8 A+)
Authentication	Wata
Box Grade	9.8
Seal Rating	A+
Certification No.	578190-065

DESCRIPTION OF SERIES 1990 NES BATMAN VIDEO GAME

Investment Overview

- Upon completion of the Series #90BATMAN Offering, Series #90BATMAN will purchase a 1990 NES Batman Video Game graded Wata 9.8 A+ for Series #90BATMAN (The "Series 1990 NES Batman Video Game" or the "Underlying Asset" with respect to Series #90BATMAN, as applicable), the specifications of which are set forth below.
- The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.
- Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939.
- The Underlying Asset is a 1990 NES Batman Video Game graded Wata 9.8 A+.

Asset Description

Overview & Authentication

- Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).
- The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.[2]
- The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.
- The NES system was sold new in the United States until it was discontinued in 1995.
- The first self-titled Batman comic book debuted on March 31, 1940.
- According to the D.C. Comics official website, The Joker is "A homicidal artist and an agent of chaos" and "the embodiment of everything Batman fights against...and everything he fears." He is a "complete psychopath with no moral compass whatsoever" and has been Batman's "most formidable nemesis" since his introduction.
- According to the D.C. Comics official website, The Catwoman is: "the queen" of the beasts of Gotham. As "once of the most iconic characters in the DC Universe," Catwoman is an "accomplished jewel thief and an occasional hero herself."
- The Batman comics have since spawned a media franchise that has generated over $25 billion in revenue.
- The Dark Knight film trilogy earned over $2,400,000,000 at the worldwide box office.
- Batman: The Video Game was released in 1990 in North America for the NES.
- Batman: The Video Game was named one of the top 100 NES Games by IGN.
- Batman: The Video Game was released as part of a slate of marketing materials for Warner Brothers' 1989 Batman film.
- Critics have since looked back at Batman: The Video Game as "one of the first movie-to-videogame transitions that worked."
- The Underlying Asset has been issued a grade of 9.8 A+ by Wata with Certification No. 578190-065.

Notable Features

- The Underlying Asset is a 1990 NES Batman Video Game graded Wata 9.8 A+.
- The Underlying Asset is 1 of 2 1990 NES Batman Video Game examples graded Wata 9.8 A+ with none graded higher.

Notable Defects

- The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1990 NES Batman Video Game	
Game	Batman
System	NES
Manufacturer	Sunsoft
Production Year	1990
Box Variant	Rev-A, Oval SOQ TM, First-party H-Seam
Rarity	1 of 2 (Wata 9.8 A+)
Authentication	Wata Games
Box Grade	9.8
Seal Rating	A+
Certification No.	578190-065

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1990 NES Batman Video Game going forward.

#90BATMAN | $59K

COMPARABLE ASSET VALUE



ASSET VALUE
+291.7%

TRANSACTIONS
4

"Next time you think all movie licensed games are garbage, dust off this old classic and surprise yourself all over again."

IGN

2010

#90BATMAN

'90 NES BATMAN: THE VIDEO GAME

It's no secret that movie-to-video game transitions have resulted in a number of failures over the years. But in 1990, Batman: The Video Game proved an exception to the rule. Based on the previous year's Batman film directed by Tim Burton and starring Michael Keaton and Jack Nicholson, the game was more than just another marketing ploy — it became a fan favorite and was named one of the top 100 NES Games by IGN. #90BATMAN is a 1990 NES Batman Video Game graded Wata 9.8 A+. With none graded higher in the Wata population, #90BATMAN is 1 of 2 examples graded Wata 9.8 A+.

BROWSE ALL DETAILS ›


BATMAN
The Video Game

#90BATMAN | *Visuals*

Batman: The Video Game was one of the first critically successful movie-to-video game titles.

LAUNCH GALLERY ›

#90BATMAN | *Timeline*

May. 1939 — DC Comics publishes Detective Comics #27, which includes the first appearance of Batman.

Mar. 1940 — Batman's self-titled series is launched with Batman #1.

Jan. 1966 — The Batman live-action television series debuts, starring Adam West, and gives an instant jolt to Batman comic sales.

Oct. 1985 — The Nintendo Entertainment System is launched in New York City as a test market, followed by a February 1986 release in Los Angeles.